EXHIBIT 11.1

                            CORNELL CORRECTIONS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
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
                                                                                             YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------------------------
                                                                                1997                 1996                 1995
                                                                              -------               -------              -------
                                                                            BASIC    DILUTED     BASIC   DILUTED     BASIC   DILUTED
                                                                          ----------------------------------------------------------
Net earnings (loss) ......................................................$ 3,554   $ 3,554   $(2,379)  $(2,379)  $  (989)  $  (989)
                                                                          ================== ==================== ==================
Shares used in computing net earnings (loss) per share:
    Weighted average common shares and
      common share equivalents ...........................................  7,905     7,905     4,228     4,228     3,188     3,188


    Less treasury shares .................................................   (555)     (555)     (555)     (555)      (93)      (93)

    Effect of shares issuable under stock options
      and warrants based on the treasury stock method ....................   --         390      --        --        --        --
                                                                          ------------------ -------------------- ------------------
                                                                            7,350     7,740     3,673     3,673     3,095     3,095
                                                                          ------------------ -------------------- ------------------
 Net earnings (loss) per share ...........................................$  0.48   $  0.46   $ (0.65)  $ (0.65)  $ (0.32)  $ (0.32)
                                                                          ================== ==================== ==================
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